Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Calvert Variable Series, Inc.:

We consent to the use of our reports dated February 22, 2008, with respect to the financial statements of the Ameritas Income & Growth Portfolio and of the Ameritas Index 500 Portfolio, respectively, each a series of Calvert Variable Series, Inc., as of December 31, 2007, incorporated herein by reference and to the references to our firm under the heading "Financial Statements and Experts" in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 2, 2008